UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K /A
(Amendment Number 1)

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2013 (June 28, 2013)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE
On July 5, 2013, AmBase Corporation (the "Company") filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Report") reporting certain events under Items 2.01 and 9.01 relating to the Company's investment in a joint venture real estate development project, for the joint venture to purchase and develop real property located at 105 through 111 West 57th Street in New York, New York (the "Property").  This Amendment No. 1 to Form 8-K is being filed to amend and supplement the disclosure under Items 2.01 and 9.01 of the Report with respect to the financial statement requirements of paragraphs (a) and (b) of Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets
The Property is substantially vacant with only 23% of the building leased and a substantial portion of the remaining tenants vacating the building in less than one year.  The joint venture intends to fully renovate and partially demolish portions of the existing property and reconstruct the property for a different use with the construction of a new building at the same location of approximately 346,000 gross square feet for a luxury residential condominium tower, retail and/or hotel project. Accordingly, prior rental revenues and operating costs of the property as it currently exists are in no way representative nor indicative of the anticipated sales revenues and operating costs of the new property (in which condominium units will be sold), that is intended after the construction and renovation work at the property is completed and thus disclosure of such financial measures would be misleading.  In reliance on paragraph 2330.9 of the Financial Reporting Manual of the Division of Corporation Finance of the Securities and Exchange Commission and Rule 11-01(c) of Regulation S-X, the Company has determined that the reporting of historical financial statements and pro forma financial information for the property under Rule 3-14 of Regulation S-X is not required.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

No financial statements are required to be filed pursuant to Regulation S-X.

(b)	Pro forma Financial Information.

No pro forma financial information is required to be filed pursuant to Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: August 29, 2013